                                                                     EXHIBIT 3.2
                                    BYLAWS OF
                             FRANKLIN BANCORP, INC.

         The following Bylaws are adopted to regulate and manage the affairs of this Corporation in accordance with Section 231 of the Michigan Business Corporation Act, as amended (the "MBCA").
                               ARTICLE I - OFFICES

         Section 1. Principal Office. The principal office of this Corporation shall be located in the City of Southfield, County of Oakland, State of Michigan.

         Section 2. Other Offices. This Corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of this Corporation may require.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

         Section 1. Times and Places of Meetings. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the board of directors. If no designation of the place of meeting is made, such meeting shall be held at the principal office of the Corporation.

         Section 2. Annual Meetings. The regular annual meeting of the common shareholders to elect directors and transact whatever other business that may properly come before the meeting, shall be held at the main office of the Corporation, 24725 West Twelve Mile Road, Southfield, Michigan 48034, or such other places as the Board of Directors may designate, on the last Tuesday of May of each year, or such other date as the Board of Directors may designate, not more than 14 months from the date of the last annual meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by resolution of a majority of the board of directors or by the chairman or the president, and shall be held on a date fixed by the board of directors or the chairman or the president. Special meetings of the shareholders also may be called by any three or more shareholders owning, in the aggregate, not less than twenty percent of the outstanding shares of the Corporation. Such request shall be in writing and shall be delivered personally or sent by mail and a facsimile transmission to the President of the corporation. Any request by shareholders for a special meeting shall be subject to the notice and other applicable requirements of these Bylaws.

         Section 4. Notice of Meetings. Written notice of each meeting of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to





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consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

         Section 5. Shareholder List. The officer or agent who has charge of the stock ledger of this Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting and may be inspected during the whole time of the meeting by any shareholder who is present at the meeting. Any shareholder of record may within ten business days prior to a meeting of shareholders, upon written request to the President of the corporation, inspect the list of shareholders. Such request must describe, with reasonable particularity, the purpose for the inspection, which shall be reasonably related to the person's interest as a shareholder. Such inspection shall take place during the corporation's usual business hours at the corporation's main office.

         Section 6. Quorum.

         a. Unless a greater or lesser quorum is provided in the articles of incorporation, these bylaws, or by law, a majority of the outstanding shares, present in person or by proxy, shall constitute a quorum at the meeting.

         b. Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the articles of incorporation, these bylaws, or by law.

         c. If there is no quorum, the officer of this Corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty (30) days, or if after adjournment the board of directors fixes a new record date for the adjourned meeting, written notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

         d. Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the secretary of this Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

         Section 7. Vote Required. When a quorum is present at any meeting, any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, whether present in person or represented by proxy, unless a




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greater vote is required by the articles of incorporation, bylaws or express provision of statute. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at an election.

         Section 8. Voting Rights. Except as otherwise provided by the articles of incorporation or the resolution or resolutions of the board of directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. Each proxy to vote shall be in writing and signed by the shareholder or his or her duly authorized representative, and no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Proxies received by facsimile transmission, if otherwise appropriate in form and substance, are acceptable.

         Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

         a. The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

         b. If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

         c. The chairman may require any person who is not a bona fide shareholder of record on the record date, or is not a validly appointed proxy of such a shareholder, to leave the meeting.

         d. The chairman may introduce nominations, resolutions or motions submitted by the board of directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the board of directors shall be considered for a vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder, and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

         e. Except as the chairman shall direct, and as provided in the articles of incorporation, any matter to be presented to the meeting shall be submitted for inclusion in the agenda not less than sixty (60) days, nor more than one hundred twenty (120) days, prior to the date of mailing to the shareholders of written notice of the meeting.

         f. When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration




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is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

         g. When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

         h. When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

         i. When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

         Section 10. Inspectors of Election. The board of directors or, if they shall not have so acted, the chairman may appoint, at or prior to any meeting of the shareholders, one or more persons (who may be directors, officers, or employees of this Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         Section 11. Voting. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.



                            ARTICLE III - RECORD DATE

         Section 1. Fixing of Record Date by Board. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to the effective date of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.



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         Section 2. Record Date in the Absence of Board Action. If a record date is not fixed by the board of directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board of directors relating thereto is adopted.

         Section 3. Adjournments. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date for the adjourned meeting.

                             ARTICLE IV - DIRECTORS

         Section 1. Number, Election and Term. The number, election and term of office of directors shall be as prescribed in the Articles of Incorporation.

         Section 2. Qualification of Directors. Each director shall be at least twenty-one (21) years of age.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner prescribed in the articles of incorporation.

         Section 4. Powers. The business and affairs of this Corporation shall be managed by its board of directors which may exercise all such powers of this Corporation and do all such lawful acts as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 5. Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 6. Resignation and Removal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by this Corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may only be removed as provided by statute or the articles of incorporation.

                        ARTICLE V - MEETINGS OF DIRECTORS

         Section 1.Places of Meetings. The board of directors of this Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

         Section 2. Organizational Meeting of Board. The board of directors may meet immediately following each annual meeting of shareholders and no notice of such meeting shall be necessary to any newly elected




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directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as provided in these bylaws for special meetings of the board of directors, unless such notice shall have been waived by each of the directors as provided in these bylaws.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

         Section 4. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or president on two (2) days' notice to each director by telephone at a number as from time to time provided, in writing, to the corporation President and, if a director also has given such written designation to the corporation President, also by e-mail. Special meetings shall be called by the chairman, the president, or an executive vice president in like manner and on like notice on the written request of any two
(2) directors.

         Section 5. Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

         Section 6. Board Quorum. At all meetings of the board of directors a majority of the members of the board of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 7. Action Without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken under authorization voted at any meeting of the board of directors, or of any committee of the board, may be taken without a meeting if, before or after the action, all members of the board then in office or of such committee, as the case may be, consent thereto in writing. The consent shall have the same effect as a vote of the board or committee for all purposes. Any such written consent shall be filed with the minutes or proceedings of the board or committee.

         Section 8. Meeting by Telephone or Similar Equipment. The board of directors or any committee appointed by the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         Section 9. Waiver of Notice. A director's attendance at or participation in a meeting of the board of directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the board or a





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committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

                      ARTICLE VI - COMMITTEES OF DIRECTORS

         Section 1. Committees. The board of directors may from time to time appoint committees, whose membership shall consist of such members of the board of directors as it may deem advisable, to serve during the pleasure of the board. The board of directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The board of directors may fill any vacancies in any committee as they occur.

         Section 2. Authority of Committees. Except as otherwise provided in this Bylaws, at the time of appointment of a committee, the board of directors shall specify the authority and responsibility of the committee, and the committee shall exercise the authority delegated to it. If the board resolutions designating a committee so provide, that committee shall have the power and authority to declare a distribution or dividend, or to authorize the issuance of stock. A committee shall not have the power to do any of the following: (i) amend the articles of incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of this Corporation's property and assets; (iv) recommend to shareholders a dissolution of this Corporation or a revocation of a dissolution; (v) amend these bylaws; or (vi) fill vacancies on the board of directors.

         Section 3. Meetings. Each committee shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members by telephone, mail, hand deliver, overnight courier, telegram, or facsimile. A record of the proceedings of each committee shall be kept and presented to the board of directors.

         Section 4. Committee Quorum and Voting. A majority of its members shall constitute a quorum for the transaction of the business of each committee, unless the board resolutions establishing the committee provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the committee, unless the vote of a larger number is required by the board resolutions establishing the committee.

         Section 5. Substitutes. In the absence or disqualification of a member of a committee, the members of the committee present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such absent or disqualified member.

                   ARTICLE VII - OFFICERS AND TITLED POSITIONS

         Section 1. Appointment of Officers. The board of directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint from their number a chairman of the board and a president, and may also appoint a vice chairman of the board. The board





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of directors shall also appoint a secretary and a treasurer. The board of directors may in its discretion appoint one or more executive vice presidents, senior vice presidents, and such other officers as may be determined by the board of directors. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the board of directors at any later meeting. Any two (2) or more offices may be filled by the same person.

         Section 2. Appointments to Titled Positions. The board of directors may in its discretion from time to time appoint individuals to titled positions including, but not limited to, the positions of vice president, assistant vice president, assistant secretary, and assistant treasurer. The board of directors may from time to time may also appoint and fill such other titled positions as they may deem proper. The dismissal of the holder of a titled position, the appointment of a replacement for the holder of a titled position to fill the place of one who has been dismissed or has ceased for any reason to hold a titled position, the appointment of any additional titled position holders, and the change of a titled position holder to a different or additional position, may be made by the board of directors at any meeting. Any two (2) or more titled positions may be filled by the same person.

         Section 3. Authority of Executive Officers. The chairman of the board, the vice chairman, the president, and any other persons expressly appointed as executive officers by the board of directors shall be the only executive officers of this Corporation. Only the board of directors and the executive officers of this Corporation shall have discretionary authority to determine the fundamental policies of this Corporation.

         Section 4. Authority of Other Titled Positions. Holders of titled positions, other than those specified in Section 3, shall not by virtue of holding such titled positions be deemed to be executive officers of this Corporation. Holders of titled positions who are not executive officers shall not have discretionary authority to determine fundamental policies of this Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records, or other information relating or pertaining to this Corporation, its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of this Corporation, except as and to the extent expressly authorized and permitted by the board of directors or the president.

         Section 5. Term of Service. Each officer and holder of a titled position shall serve at the pleasure of the board of directors. The board of directors may remove any officer or holder of a titled position from that office or position for cause or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by this Corporation unless otherwise specified in the resignation.

         Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and at all meetings of the board of directors, and shall be an ex officio member of all committees appointed by the board. The chairman may delegate any of such responsibilities to the vice chairman or to the president.

         Section 7. Vice Chairman of the Board. If appointed, the vice chairman of the board shall, in the absence of the chairman, preside at all meetings of the shareholders and at all meetings of the board of directors.






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         Section 8. President. The president shall have the following duties and powers:

         a. Upon the direction of the chairman of the board or in the absence of the chairman and the vice chairman of the board, the president shall preside at meetings of the shareholders and meetings of the board of directors.

         b. The president shall be the chief executive officer of this Corporation. The president shall have final authority, subject to the control of the board of directors, over the general policy and business of this Corporation. The president shall have the power, subject to the control of the board of directors, to appoint, suspend, or discharge and to prescribe the duties and to fix the compensation of such agents and employees of this Corporation, other than the officers appointed by the board of directors, as he or she may deem necessary.

         c. The president shall, subject to the direction of the board of directors, see that all orders and resolutions of the board of directors are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the directors to delegate any specific powers to other officers of this Corporation.

         d. The president shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the board of directors.

         Section 9. Executive and Senior Vice Presidents. If appointed, an executive vice president or senior vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the board of directors or the president. In case of the absence or inability to act of the president, the duties of his or her office shall be performed by the executive vice president or senior vice president appointed by the president or the board of directors or, in the absence of such appointment, the executive vice president with the greatest number of years of service to this Corporation, unless and until the board shall otherwise direct. When so acting, such executive vice president or senior vice president shall have all the powers of, and shall be subject to the restrictions upon, the president.

         Section 10. Secretary. The secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the board of directors. He or she shall keep in safe custody the seal of this Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of this Corporation, under its seal, is necessary or appropriate, and when so affixed may attest the same. He or she shall perform such other duties as may be prescribed by the board of directors or the president.

         Section 11. Treasurer. The treasurer shall be the chief financial officer of this corporation and shall have the custody of the corporate funds and securities, except as otherwise provided by the board of directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to this Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of this Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of this Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the board of directors, or whenever





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they may require it, an account of all his or her transactions as treasurer and of the financial condition of this corporation.

         Section 12. Vice Presidents and Assistants. If appointed, a vice president and an assistant vice president shall have such powers and perform such duties as may be assigned from time to time by the board of directors or the president. Vice presidents and assistant vice presidents have the authority to sign or execute the contracts and other documents binding on this Corporation and to fulfill the terms thereof. Vice presidents and assistant vice presidents shall not have the discretionary policy-making authority conferred on the officers by these bylaws.

         Section 13. Other Offices and Titled Positions. Such holders of other offices and titled positions as may from time to time be appointed by the board of directors pursuant to this Article shall hold such titles as are assigned by the board of directors and shall perform such duties and exercise such authority as may be assigned by the board of directors or the president.

         Section 14. Absence of Officer. In the case of the absence or inability to act of any officer, or for any other reason that the board of directors may deem sufficient, the board of directors or the president may delegate for the time being the powers or duties of such officer to any other officer or director. To the extent that the enumerated powers or duties do not involve participation in major policy-making functions of this Corporation or the exercise of discretionary authority to that end, the powers or duties may be delegated for the time being to the holder of a titled position, but shall be exercised under the supervision of an officer.

                         ARTICLE VIII - INDEMNIFICATION

         Section 1. Actions and Suits Brought by Others.

         a. This Corporation shall indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (other than an action by or in the right of this Corporation) by reason of the fact that he or she is or was a director of this Corporation or a subsidiary, or, while serving as such a director, is or was serving at the request of this Corporation or a subsidiary as a director, officer, partner, trustee, employee, or agent of this Corporation, a subsidiary of this Corporation, or of another foreign or domestic corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, whether or not for profit. Such indemnification shall be against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of this Corporation, or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         b. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best




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interests of this Corporation, or its shareholders, or with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

         c. Officers, employees, representatives, agents and other persons who are not directors of this Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the articles of incorporation.

         Section 2. Actions and Suits by this Corporation.

         a. This Corporation shall indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director of this Corporation or a subsidiary, or, while serving as such a director, is or was serving at the request of this Corporation or a subsidiary as a director, officer, partner, trustee, employee, or agent of this Corporation, a subsidiary, or another foreign or domestic corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, whether or not for profit. Such indemnification shall be against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Corporation, or its shareholders.

         b. No indemnification under this Section of this Article shall be made in respect of any claim, issue, or matter as to which such person shall have been found liable to this Corporation, except to the extent authorized in
Section 6 of this Article.

         c. Officers, employees, representatives, agents and other persons who are not directors of this Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the articles of incorporation.

         Section 3. Expenses. To the extent that a director, executive officer, or other person whose indemnification is authorized by the board of directors, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit, or proceeding and in any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section 3.

         Section 4. Determination, Evaluation and Authorization. (a) Except as otherwise provided in subsection c., below, any indemnification of a person under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination and evaluation shall be made in any of the following ways:

                  i. By the board of directors by a majority vote of a quorum consisting of directors who were not parties or threatened to be made parties to such action, suit, or proceeding; or

                  ii. If such a quorum is not obtainable, by a majority vote of a committee appointed by the board of directors consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding; or

                  iii. By independent legal counsel (who may be the regular counsel of this Corporation) in a written opinion, which counsel shall be selected by the board of directors or its committee in the manner prescribed in i or ii above, or, if a quorum of the board cannot be obtained in the manner prescribed in i. above and a committee cannot be appointed under ii. above, by the board of directors; or

                  iv. By all independent directors, if any so qualify under the MBCA, who are not parties or threatened to be made parties to the action, suit, or proceeding; or

                  v. By the shareholders, but shares held by persons who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

         All directors may participate in the appointment of a committee under Subsection ii. above or in the selection of independent legal counsel under Subsection c. above.

         (b) If the determination and evaluation under a., above, conclude that indemnification is appropriate, then authorization of payment of the indemnification may be made in any of the following ways:

                  i. by the board of directors in any of the following ways:

                           (A) If there are two or more directors who are not
parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors, a majority of whom shall be a quorum for this purpose; or

                           (B) By the majority of the members of a committee of
two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

                           (C) If the corporation has one or more independent
directors, as defined by the MBCA, who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of such independent directors, a majority of whom shall constitute a quorum for this purpose; or

                           (D) If there are no independent directors and fewer
than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, then by vote necessary for action by the Board in accordance with ss. 523 of the MBCA, in which authorization of all directors may participate.

                  ii. by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to an action, suit or proceeding may not be voted on the authorization.

         (c) Notwithstanding any other provision of these Bylaws, to the extent of the elimination or limitation of the liability of a director provided in
Article VII of the Articles of Incorporation, the corporation shall indemnify a director for the expenses and liabilities described in this subsection without a determination that the director has met the standard of conduct set forth in Sections 1 and 2 above, but no indemnification may be made except to the extent authorized in Section 6 if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated section 551 of the MBCA or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 2, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit or proceeding by or in the right of the corporation, as described in Section 1, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

         Section 5. Advancing of Expenses. This Corporation may pay or reimburse the reasonable expenses incurred by a person who may be entitled to indemnification under this Article and who is a party or threatened to be made a party to an action, suit, or proceeding described in Section 1 or 2 of this
Article in advance of final disposition of the proceeding if:

         a. The person furnishes this Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article; and

         b. The person furnishes this Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and

         c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

         The undertaking required by Subsection b. above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Section 4 of this Article.

         Section 6. Determination by Court. A director who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. This Corporation shall indemnify such person if the court determines that the person is fairly and reasonably entitled to indemnification under this Article in view of all the relevant circumstances, whether or not the person met the applicable standard of conduct set forth in Sections 1 or 2 of this Article or was adjudged liable as described in Section 2 of this Article, but if the person was adjudged liable, his or her indemnification shall be limited to reasonable expenses incurred.

         Section 7. Partial Indemnification. If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, this Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         Section 8. Indemnification Not Exclusive. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this Article and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         Section 9. Insurance. This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, whether or not for profit, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         Section 10. Mergers. For the purposes of this Article, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving Corporation so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation in the same capacity.

         Section 11. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then this Corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the board of directors as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, regulatory or investigative, including a grand jury proceeding and an action by this Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

         Section 12. Employee Benefit Plans.  For the purposes of this Article:

         a. "Other enterprises" shall include employee benefit plans;

         b. "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

         c. "Serving at the request of this Corporation" shall include any service as a director, officer, employee, or agent of this Corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and

         d. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of this Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

         Section 13. Construction. It is the intent of this Article to grant to the directors of this Corporation, and to directors serving at the request of this Corporation as directors, officers, employees, or agents of another Corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time. This Corporation further intends, acknowledges, and agrees that all directors have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article. Accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director without his or her consent.

                            ARTICLE IX - SUBSIDIARIES

         Section 1. Subsidiaries. With respect to each corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise which is wholly or partly owned or controlled by this Corporation ("Subsidiary"):

         a. The board of directors shall direct the president, or any executive officer appointed by the board of directors to vote the shares of stock owned by this Corporation in the Subsidiary in the manner directed by the Board of Directors for the election of directors of the Subsidiary, or for any amendments to the articles of incorporation, bylaws, or governing instruments of the Subsidiary, or for the liquidation, merger, or sale of assets of any the Subsidiary.

         b. The board of directors shall direct the president, or any executive officer appointed by the board of directors to nominate and cause to be elected to the board of directors of the Subsidiary in the manner directed by the Board of Directors such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of this Corporation.

         Section 2. Subsidiary Officers. The officers of any Subsidiary shall not, by virtue of holding such title and position, be deemed to be executive officers of this Corporation, or shall any such officer of a Subsidiary, unless he or she is also a director or executive officer of this Corporation, be entitled to have access to any files, records, or other information relating or pertaining to this Corporation, its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of this Corporation, except as and to the extent expressly authorized and permitted by the board of directors or the president.

                        ARTICLE X - CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in this Corporation shall be entitled to have a certificate in the name of this Corporation signed by any of the chairman, any vice chairman, the president, an executive vice president, or a vice president and also signed by the treasurer, an assistant treasurer, the secretary or an assistant secretary of this Corporation, certifying the number of shares owned by him or her in this Corporation. The certificate may, but need not be, sealed with the seal of this Corporation, or a facsimile thereof.

         Section 2. Facsimile Signatures. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of this Corporation and a registrar, the signatures of the chairman, vice chairman, president, executive vice president, vice president, treasurer, assistant treasurer, secretary, or assistant secretary may be facsimile. In case any officer or any holder of a titled position who have signed, or whose facsimile signature or signatures have been used on, any certificate shall cease to be such officer or holder before such certificate has been delivered by this Corporation, such certificate may nevertheless be issued and delivered as though the person or persons who signed such certificate or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or holder of a titled position.

         Section 3. Lost Certificates. The officers may direct a new certificate to be issued in place of any certificate theretofore issued by this Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the officers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give this Corporation a bond in such sum as they may direct as indemnity against any claim that may be made against this Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 4. Registered Owner. This Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

                         ARTICLE XI - GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of this Corporation shall commence on January 1 and end on December 31 each year.

         Section 2. Seal. If adopted, the corporate seal of this Corporation shall not be required on any instrument or document as a condition to its binding effect or validity. The corporate seal shall have inscribed thereon the name of this Corporation and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Voting Securities. The president or any other executive officer designated by the board of directors shall have full power and authority on behalf of this Corporation to attend and to act and to vote, or to execute in the name or on behalf of this Corporation a proxy authorizing an agent or attorney-in-fact for this Corporation to attend and vote at any meetings of security holders of Corporations in which this Corporation may hold securities, and at such meetings he or she and his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, this Corporation might have possessed and exercised if present.

         Section 4. Dividends. Dividends upon the capital stock of this Corporation, subject to the provisions, if any, of the articles of incorporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the articles of incorporation.

         Section 5. Reserves. Before payment of any dividends, there may be set aside out of any funds of this Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of this Corporation or for repurchasing or redeeming shares of this Corporation, or for such other purpose as the directors shall think conducive to the interest of this Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 6. Notice. Whenever any notice or communication is required to be given by shareholder, it shall be given in writing to such shareholder at the address appearing in the records of the corporation. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository of the United States postal service. The mailing shall be by first class mail except where otherwise provided in by applicable law. Written notice may also be given in person or by telegram, radiogram, cablegram, overnight courier or facsimile, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment, transmitting such notice.

                            ARTICLE XII - AMENDMENTS

         Subject to the limitations contained in the articles of incorporation, these bylaws may be amended, altered, changed, added to, or repealed or new bylaws may be adopted in lieu thereof by the affirmative vote of two-thirds of the whole board of directors at any regular or special meeting of the board of directors, or by the shareholders as provided in the articles of incorporation.

                             SECRETARY'S CERTIFICATE

         IN WITNESS WHEREOF, I, Dean A. Friedman, being the duly elected, qualified and acting Secretary of Franklin Bancorp, Inc., do hereby certify that the foregoing instrument is a true and correct copy of the Bylaws of this Corporation adopted by the board of directors of this Corporation on March 19, 2002.


                                              /s/ Dean A. Friedman
                                              ----------------------------------
                                              Dean A. Friedman, Secretary



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